                                                                    EXHIBIT 10.1

                                    AGREEMENT

      This Agreement, dated as of December 19, 2001 (this "Agreement"), is entered into by Hanover Direct, Inc., a Delaware corporation (the "Company"), and Richemont Finance S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg ("Richemont"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 6 of this Agreement.

                              W I T N E S S E T H:

      WHEREAS, Richemont is the owner of 102,790,657 shares of Common Stock and 1,400,000 shares of Series A Preferred Stock of the Company and holds an irrevocable proxy to vote an additional 4,289,000 shares of Common Stock held by a third party; and

      WHEREAS, Richemont and the Company wish to memorialize their agreement regarding the repurchase by the Company of certain shares of its Common Stock and Series A Preferred Stock from Richemont and their agreement regarding certain other matters set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

         1. Sale and Purchase of the Shares. Upon the terms and subject to the conditions herein contained, Richemont agrees to sell to the Company, and the Company agrees to purchase from Richemont, at the Closing 1,400,000 shares of Series A Preferred Stock and 74,098,769 shares of Common Stock in return for the issuance to Richemont of 1,622,111 shares (the "Series B Shares") of Series B Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), the execution by the Company in favor of Richemont and certain other Persons specified therein of a Release in substantially the form attached hereto as Exhibit A and the execution by the Company and Richemont of an Indemnification Agreement in substantially the form attached hereto as Exhibit B. The parties acknowledge that the consideration for the Series B Shares has a value at least equal to the aggregate par value of such Series B Shares. The Series B Preferred Stock will have the rights, preferences, and privileges set forth in the form of Certificate of Designations, Powers, Preferences and Rights attached hereto as Exhibit C (the "Certificate of Designations").

         2. Closing. The closing (the "Closing") of the transactions contemplated hereby shall occur at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, simultaneously with the execution of this Agreement (such date, the "Closing Date").

                  (a) At the Closing, Richemont shall deliver to the Company:

                           (i) a stock certificate representing 1,400,000 shares
of Series A Preferred Stock, duly endorsed for transfer or accompanied by blank stock powers;

                           (ii) one or more stock certificates representing, in
the aggregate, 102,790,657 shares of Common Stock, duly endorsed for transfer or accompanied by blank stock powers;

                           (iii) evidence that the proxy that Richemont holds to
vote 4,289,000 shares of Common Stock has been revoked and is no longer of any force or effect; and

                           (iv) the written resignation of each of Eloy Michotte
and Alan Grieve from the Board of Directors of the Company.

                  (b) At the Closing, the Company will deliver to Richemont:

                           (i) an amount equal to $1,000,000, paid free and
clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature, if any, imposed or levied by or on behalf of the United States or any political division thereof, including interest, penalties and additions to tax (collectively, "Taxes"), to reimburse Richemont for transaction fees and expenses incurred by Richemont, payable by wire transfer of immediately available funds to an account designated in writing by Richemont at least two Business Days prior to the Closing Date. In the event that any such Taxes are required to be withheld or paid with respect to the fee reimbursement described above, the Company shall (x) pay any such Taxes to the relevant taxation authority in accordance with applicable law plus an additional amount so that after making any such payment to such authority, Richemont shall have no liability with respect to such Taxes and (y) furnish Richemont with the original or certified copy of a receipt evidencing payment thereof;

                           (ii) one or more certificates evidencing the
Series B Shares (in such denominations as shall be specified in writing by Richemont) which shall be registered in the name of Richemont or its designee;

                           (iii) an executed copy of the Release (the "Release")
in substantially the form attached hereto as Exhibit A;

                           (iv) an executed copy of the Indemnification
Agreement (the "Indemnification Agreement") in substantially the form attached hereto as Exhibit B;

                           (v) a certificate evidencing the incorporation and
good standing of the Company issued by the Secretary of State of Delaware as of a date within two Business Days of the Closing Date and a certificate evidencing the filing of the Certificate of Designations with the Secretary of State of Delaware;

                           (vi) a certificate executed by the Secretary of the
Company, attached to which shall be (A) a copy of the certificate of incorporation ("Certificate of Incorporation"), (B) a copy of the By-laws, and
(C) copies of resolutions of the Board of Directors of the Company authorizing and approving the filing of the Certificate of Designations and the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant thereto, and a certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by the Company;

                           (vii) a copy of (x) an opinion from Houlihan Lokey
Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") to the Company stating that the transactions contemplated by this Agreement are fair, from a financial point of view, to the public stockholders of the Company and (y) an opinion from Houlihan Lokey addressed to the Company and Richemont that both immediately before the consummation of the transactions contemplated by this Agreement and, assuming the transactions contemplated by this Agreement have been consummated as described herein, immediately after and giving effect to the transactions contemplated by this Agreement (i) the fair value of the Company's assets exceeds (as to immediately before the transactions contemplated by this Agreement) and would exceed (as to immediately after the transactions contemplated by this Agreement) its stated liabilities (including identified contingent liabilities), (ii) the fair saleable value of the Company's assets would exceed the amount that will be required to pay Company's probable liability on its existing stated liabilities (including identified contingent liabilities) as they become absolute and matured; (iii) the Company does not have (as to immediately before the transactions contemplated by this Agreement) and would not have (as to immediately after the transactions contemplated by this Agreement) unreasonably small capital for the business in which it is engaged; and (iv) the Company would be able to pay its debts as they mature;

                           (viii) a stock certificate representing 28,691,888
shares of Common Stock, which shall be identical in form to, and shall bear the same legends as, the stock certificate(s) representing the 102,790,657 shares of Common Stock which Richemont is delivering at the Closing (except that the certificate number, the date thereof and number of shares of Common Stock represented thereby shall be different);

                           (ix) a favorable opinion from Brown Raysman Millstein
Felder & Steiner LLP, counsel to the Company, dated the Closing Date, with respect to: (A) the Company's corporate existence, power, authority and good standing; (B) the due authorization, execution and delivery of this Agreement and the Certificate of Designations; (C) the due authorization of the Series B Shares and that the Series B Shares are validly issued, fully paid and non-assessable; and (D) no Governmental Approvals required to be obtained by the Company for the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement, and a favorable opinion from Morris, Nichols, Arsht & Tunnell, Delaware counsel to the Company, dated the Closing Date, with respect to the validity and enforceability of this Agreement; and

                           (x) a letter from Arthur Andersen LLP, independent
certified public accountants, dated December 17, 2001, setting forth certain information regarding the outstanding Common Stock of the Company, and a certificate of the Chief Financial Officer of the Company to the effect that the 28,691,888 shares of Common Stock to be returned by Richemont pursuant hereto shall represent 20% of the outstanding Common Stock of the Company on an "as adjusted fully-diluted" basis (as defined therein).

         3. Representations and Warranties of Richemont. Richemont represents and warrants to the Company as follows:

                  3.1 Organization. Richemont is a societe anonyme duly organized, validly existing and in good standing under the laws of the Grand Duchy of Luxembourg.

                  3.2 Authorization; Enforcement. Richemont has all requisite corporate power and authority to authorize, execute, deliver and perform this Agreement and the other Transaction Documents. The execution, delivery and performance by Richemont of this Agreement and the other Transaction Documents to which it is a party, and the consummation by Richemont of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Richemont and no further consent or authorization therefor is presently required by Richemont, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by Richemont and constitute the valid and binding obligations of Richemont, enforceable against Richemont in accordance with their respective terms.

                  3.3 Consents; Approvals. Other than filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, neither the execution, delivery or performance by Richemont of this Agreement or any other Transaction Document to which it is a party, nor the consummation by it of the obligations and transactions contemplated hereby or thereby, requires any consent or approval of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person.

                  3.4 Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of Richemont who might be entitled to any fee or commission for which the Company will be liable in connection with the execution, delivery or performance by Richemont of this Agreement or any of the other Transaction Documents to which it is a party.

                  3.5 Litigation. To the actual knowledge of Richemont, there are no pending or threatened legal proceedings involving Richemont before a court of competent jurisdiction regarding matters which would be subject to the release provisions set forth in clauses (A) or (B) of the first paragraph of the Release or indemnification pursuant to clauses (i), (ii), (iii) or (vi) (in the case of (vi), solely to the extent it relates to clauses (i), (ii) and (iii)) of
Section 1 of the Indemnification Agreement, except in each case for the Action (as defined below) and any other claims, actions or proceedings related thereto.

                  3.6 Regarding the Ownership of the Series A Preferred Stock.
(a) The delivery by Richemont to the Company of a certificate for the 1,400,000 shares of Series A Preferred Stock issued to it by the Company on August 24, 2000 duly endorsed for transfer or accompanied by blank stock powers will transfer to the Company good title to such shares, free and clear of all liens and other encumbrances other than those arising as a result of the delivery thereof to the Company or arising out of actions taken by the Company.

                  (b) Richemont waives all rights it may have to object to or to enforce the provisions contained in paragraph (e) of Section 4 of Article Fourth of the Company's Certificate of Incorporation or any provision of the Certificate of Designations for the Series A Preferred Stock including with respect to accrued and unpaid dividends and as a direct result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the documents and agreements relating to the transactions contemplated by that certain Asset Purchase Agreement, dated as of June 13, 2001, as amended, among the Company, LWI Holdings, Inc., HSN LP, HSN Improvements, LLC and HSN Catalog Services, Inc. Effective as of the Closing, the Company's obligations under the Certificate of Designations for the Series A Preferred Stock shall be terminated and the Company shall have no further obligations thereunder.

                  3.7 Unregistered Securities. Richemont understands that the shares of Series B Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the certificate or certificates evidencing such shares shall bear a legend to that effect.

                  3.8 Acquisition for Own Account. Richemont is acquiring the shares of Series B Preferred Stock for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act; provided, however, that by making the representations herein, Richemont does not agree to hold any of the shares of Series B Preferred Stock for any minimum or other specific term and reserves the right to dispose of such shares at any time in accordance with or pursuant to an effective registration statement under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act.

                  3.9 Ability to Protect Its Own Interest and Bear Economic Risks. By reason of the business and financial experience of its management, Richemont has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Richemont further represents that it is able to bear the economic risk of an investment in the shares of Series B Preferred Stock.

                  3.10 Accredited Investor. Richemont is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act.

                  3.11 Access to Information. Richemont has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the shares of Series B Preferred Stock. Neither such inquires nor any other due diligence investigations conducted by Richemont or its advisors, if any, or its representatives shall modify, amend or affect Richemont's right to rely on the Company's representations and warranties contained in this Agreement.

         4. Representations and Warranties of the Company. The Company represents and warrants to Richemont as follows:

                  4.1 Organization. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, (c) has its principal place of business and chief executive office at 115 River Road, Building 10, Edgewater, New Jersey 07020, and (d) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

                  4.2 Authorization; Enforcement. The Company (and, to the extent applicable, each of its Subsidiaries) has all requisite corporate power and authority to authorize, execute, deliver and perform this Agreement and the other Transaction Documents. The execution, delivery and performance by the Company (and, to the extent applicable, each of its Subsidiaries) of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company (and, to the extent applicable, each of its Subsidiaries) and no further consent or authorization therefor is presently required by the Company (and, to the extent applicable, each of its Subsidiaries), their respective board of directors or their respective shareholders, whether under the laws of their respective jurisdictions of incorporation, the rules of the American Stock Exchange or otherwise. The Company has taken all actions under its Certificate of Incorporation and its by-laws ("By-laws") as may be necessary or advisable to provide Richemont with the rights hereby contemplated. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Company (and, to the extent applicable, each of its Subsidiaries) and constitute the valid and binding obligations of the Company (and, to the extent applicable, each of its Subsidiaries), enforceable against the Company (and, to the extent applicable, each of its Subsidiaries) in accordance with their respective terms.

                  4.3 Consents and Approvals. Neither the execution, delivery or performance of this Agreement and any other Transaction Document by the Company (and, to the extent applicable, each of its Subsidiaries), nor the consummation by them of the obligations and transactions contemplated hereby or thereby, requires any consent or approval of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than a notice to and consent of Congress Financial Corporation pursuant to the Working Capital Facility Documents (which has been made and obtained).

                  4.4 Brokers. There is no broker, investment banker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission for which Richemont is or will be liable in connection with the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents.

                  4.5 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby by the Company (and, to the extent applicable, each of its Subsidiaries) will not (a) result in a violation of the Certificate of Incorporation or By-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any of its Subsidiaries is a party listed on
Schedule 4.5, which schedule contains a list of all agreements, leases, mortgages, licenses, indentures, instruments or other contracts which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K (other than under the Working Capital Facility Documents, as to which a consent, including a waiver of any objection to restricted payments and transactions with affiliates which will arise in connection with the Series B Preferred Stock, has been obtained), (c) result in a material violation of any law, rule, regulation, order, judgment or decree (including, without limitation, the General Corporation Law of the State of Delaware and U.S. federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected, or (d) result in the creation of any lien, claim, judgment, charge, security interest or other encumbrance upon any of the material assets of the Company or any of its Subsidiaries.

                  4.6 Solvency. Immediately before the transactions contemplated by this Agreement and the other Transaction Documents and immediately after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents (a) the fair value of the Company's assets exceeds (as to immediately before the transactions contemplated by this Agreement and the other Transaction Documents) and would exceed (as to immediately after the transactions contemplated by this Agreement and the other Transaction Documents) its stated liabilities (including identified contingent liabilities), (b) the fair saleable value of the Company's assets would exceed the amount that will be required to pay the Company's probable liability on its existing stated liabilities (including identified contingent liabilities) as they become absolute and matured, (c) the Company does not have (as to immediately before the transactions contemplated by this Agreement and the other Transaction Documents) and would not have (as to immediately after the transactions contemplated by this Agreement and the other Transaction Documents) unreasonably small capital for the business in which it is engaged, and (d) the Company would be able to pay its debts as they mature.

                  4.7 Issuance of Securities. The Series B Shares have been duly authorized and upon such issuance in accordance with the terms of this Agreement and the Certificate of Designations, all such Series B Shares will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and other encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                  4.8 Sale Agreements. Neither the Company nor any of its Subsidiaries or representatives is (a) a party to any agreement or understanding or (b) engaged in or contemplating engaging in discussions or negotiations that could result in the merger, sale or business combination of the Company or in the sale or disposition of a material portion of the Company's assets, business or properties, other than in the ordinary course of business, except as has previously been disclosed to Richemont and its representatives.

                  4.9 Real Property. The Company is not currently, and during the five years preceding the Closing Date will not have been, a United States real property holding corporation within the meaning of section 897 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Company shall, upon the request of Richemont or any subsequent holder of any of the Series B Shares or the 28,691,888 shares of Common Stock referred to in Section 2(b)(viii) above, certify, in accordance with sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury regulations, that such Series B Shares or shares of Common Stock are not a U.S. real property interest within the meaning of section 897 of the Code.

                  4.10 Other Agreements of the Parties. (a) During the Company's 2001 and 2002 fiscal years, neither the Company nor any of its Subsidiaries shall (i) acquire assets or stock of any Person, other than purchases of assets in the ordinary course of business, or (ii) incur any capital expenditures in excess of $5 million in the aggregate for each such fiscal year.

                  (b) Richemont covenants and agrees to reasonably cooperate with the Company and its counsel in the defense of the action commenced by Rakesh K. Kaul against the Company in the Supreme Court of the State of New York, New York County with Index No. 01-603240 subsequently removed to United States District Court for the Southern District of New York with Claim No. 01 Civ. 6810 (DC) (the "Action"), without charge to the Company (except for the reasonable expenses of directors, officers and employees and their respective attorneys' fees). In addition, Richemont covenants and agrees to generally cooperate with the Company and its counsel (at the Company's sole expense) in response to any other reasonable request made by them to Richemont in connection with the defense of the Action.

         5. Definitions. Unless the context otherwise requires, the terms defined in this Section 6 shall have the meanings specified for all purposes of this Agreement.

      "Action" has the meaning assigned to it in Section 5(b) hereof.

      "Agreement" means this Agreement.

      "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

      "By-Laws" has the meaning assigned to it in Section 4.2 hereof.

      "Certificate of Designations" has the meaning assigned to such term in
Section 1 hereof.

      "Certificate of Incorporation" has the meaning assigned to it in Section
4.2 hereof.

      "Closing" has the meaning assigned to it in Section 2 hereof.

      "Closing Date" has the meaning assigned to it in Section 2 hereof.

      "Common Stock" means the Common Stock, par value $0.66-2/3 per share, of the Company.

      "Company" has the meaning assigned to it in the introductory paragraph of this Agreement.

      "Determination" has the meaning assigned to it in Section 6.11 hereof.

      "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

      "Material Adverse Effect" has the meaning assigned to it in Section 4.1 hereof.

      "Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

      "Purchase Price" has the meaning assigned to it in Section 1 hereof.

      "Richemont" has the meaning assigned it in the introductory paragraph of this Agreement.

      "Series A Preferred Stock" means the Series A Cumulative Participating Preferred Stock, par value $0.01 per share, of the Company.

      "Series B Preferred Stock" has the meaning assigned to such term in
Section 1 hereof.

      "Series B Shares" has the meaning assigned to such term in Section 1 hereof

      "Subsidiary" means any corporation, association, business trust, limited liability company, partnership or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

      "Transaction Documents" means this Agreement, the Release, and the Indemnification Agreement.

      "Working Capital Facility Documents" means the revolving loan and term loan facilities provided by Congress Financial Corporation (its successors and assigns, including, without limitation, any replacement or take out lender; collectively, the "Lender") to the Company and certain of its Subsidiaries and affiliates as set forth in the Loan and Security Agreement, dated as of November 14, 1995, by and among the Lender, the Company and certain Subsidiaries and affiliates of the Company, as amended, together with the other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified supplemented, extended, renewed, restated or replaced.

         6. Miscellaneous.

                  6.1 Amendments. Neither this Agreement, nor any provision hereof, may be amended, changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the amendment, change, waiver, discharge or termination is sought

                  6.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

            (a)   If to Richemont:

                  Richemont Finance S.A.
                  35 Boulevard Prince Henri
                  L 1724 Luxembourg
                  Attention:  Mr. Alan Grieve
                  Facsimile No.:  011-4141-711-7138

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036-6522
                  Attention:  Gregory A. Fernicola, Esq.
                  Facsimile No.: (212) 735-2000

       or    (b)  If to the Company:

                  Hanover Direct, Inc.
                  115 River Road, Building 10
                  Edgewater, New Jersey 07020
                  Attention:  Corporate Counsel
                  Facsimile No.:  (201) 272-3199
                  with a copy to:

                  Brown Raysman Millstein Felder & Steiner LLP
                  900 Third Avenue
                  New York, NY 10022
                  Attention:  Sarah Hewitt, Esq.
                  Facsimile No.: (212) 895-2900

or at such other address as the Company or Richemont each may specify by written notice to the others in the manner specified herein, and each such notice, request, consent and other communication (including service of process pursuant to Section 6.8 hereof) shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  6.3 Survival of Representations and Warranties, etc. The representations and warranties contained herein shall survive through the second anniversary of the Closing Date, except that the representations and warranties of the Company set forth in Sections 4.6 and 4.7 shall survive indefinitely.

                  6.4 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder or seeking any remedy with respect to a breach hereof shall operate as a waiver thereof, or of any other right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  6.5 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of Richemont and the successors of the Company, whether so expressed or not.

                  6.6 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  6.7 Governing Law. The internal laws, and not the laws of conflicts, of Delaware shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  6.8 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in such courts or that any such suit, action or proceeding which is brought in such courts has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of such courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.2 shall be deemed effective service of process on such party.

                  6.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  6.10 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto; provided, no party shall be bound unless and until all parties have signed a counterpart hereof.

                  6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (a "Determination"), the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a Determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  6.12 Payment Set Aside. To the extent that the Company makes a payment or payments to Richemont hereunder or Richemont enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


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

                  6.13 Acknowledgement. The parties hereby expressly acknowledge that the provisions of Sections 4, 5, 8, 11, 12 and 13 of that certain Securities Purchase Agreement, dated as of August 23, 2000, between the Company and Richemont, shall continue and remain in full force and effect in accordance with their terms; it being further agreed that for so long as Richemont owns shares of Series B Preferred Stock, the covenants of the Company set forth in
Section 7 of that Securities Purchase Agreement, with the exception of Sections 7.1, 7.3(b) and 7.8, shall remain in full force and effect, notwithstanding that Richemont no longer owns shares of Series A Preferred Stock. Richemont represents and warrants to the Company, without having made any special investigation, that it does not have actual knowledge of any claims it may have under the Securities Purchase Agreement as of the date hereof.

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



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                    HANOVER DIRECT, INC.


                                    By:  /s/ Thomas C. Shull
                                       -----------------------------------------
                                         Name:  Thomas C. Shull
                                         Title: President and Chief Executive
                                                Officer



                                    RICHEMONT FINANCE S.A.


                                    By:  /s/ Eloy Michotte
                                       -----------------------------------------
                                         Name:  Eloy Michotte
                                         Title:








   Signature page for Agreement between Hanover Direct, Inc. and Richemont
                                  Finance S.A.





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